EXHIBIT 10(r)
                                                                   -------------

Confidential Treatment Requested as to certain information contained in this
Exhibit 10(r) and filed separately with the Securities and Exchange Commission


                             WAFERS SUPPLY AGREEMENT
                                 March 16, 2006

1.   THE PARTIES

     Spire Corporation (the "Seller"), a business incorporated in the Commonwealth of Massachusetts, with its principal place of business at One Patriots Park, Bedford, Massachusetts, 01730-2396, U.S.A.;

     *** (the "Buyer"), a business organized under the laws of ***, with a principal place of business at ***.

2.   OBJECT OF AGREEMENT

     Seller agrees to supply at Buyer's site a maximum of approximately 4,500,000 wafers, a volume which should approximate a cell electrical capacity of ***MW, such wafers shall be either mono-crystalline or multi-crystalline wafers, and based upon wafers sizes of 100mm, and/or 125mm and/or 156mm with a silicon minority carrier life time specified by Seller, hereinafter "wafers". It is understood that the intent of this supply is to allow Buyer to produce approximately ***MW of cells with an electrical efficiency of 15% through the Photovoltaic Cell Manufacturing Line (the "Manufacturing Line") to be supplied and installed by Seller at Buyer's site pursuant to the Turn-Key Project Agreement signed today between the Seller and the Buyer.

3.   SUPPLY TERMS

     Seller commits to supply Buyer said maximum of approximately 4,500,000 wafers, a volume which should approximate a cell electrical capacity of ***MW to be used by Buyer for the production of the cells through the Manufacturing Line during the first three quarters of 2007 ("Maximum Term of Supply of Wafers").

     Unless otherwise agreed between the Parties, Seller shall supply said wafers within the Maximum Term of Supply of Wafers on the basis of a minimum supply of ***MW and a maximum supply of ***MW per each of the said three quarters of 2007. Buyer shall confirm to Seller the amount of wafers to be supplied through specific written orders. Said supply orders shall include (i) quantity of wafers ordered (ii) date of delivery (iii) purchase price (iv) payment conditions and (v) technical specifications of the wafers ordered.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     Before Seller purchases from any third party (supplier, sub-vendor, etc.)
     the wafers to be supplied to Buyer pursuant to this Agreement, Seller should notify Buyer the terms and conditions of such purchase. Buyer shall provide approval for the purchase of said wafers within a maximum of 1 month as of the date Seller requested its approval for the purchase. Such approval will not be unreasonable withheld.

     This Seller's supply obligation may be cancelled by Buyer, provided that Buyer gives Seller, at least, one (1) month's written notice of cancellation from the date Buyer ordered the wafers from Seller.

     During the whole Maximum Term of Supply of Wafers, Buyer shall be freely entitled to purchase the wafers from other suppliers. In such case, Seller's obligation to supply wafers shall be reduced proportionally in the same amount of wafers to be purchased by Buyer from other suppliers.

     The quality of the wafers supplied by Seller to Buyer pursuant to this Agreement must be sufficient to guarantee that the Manufacturing Line produces cells with a 15% electrical efficiency, as further defined in the Turn-Key Project Agreement signed today.

4.   PRICE AND TERMS OF PAYMENT

     The purchase price of the wafers shall be agreed between Seller and Buyer for each supply on the basis of the wafers worldwide market conditions, failing which purchase price of the wafers shall be fixed by the parties on the basis of the average purchase price of major recognized international wafers vendors, including but not limited to following vendors: ***. Upon receipt of the quotation of such vendors either Party will inform the other party of the appropriate purchase price.

5.   WARRANTY

     Seller sells the wafers with a Warranty as shown in Attachment A hereto. It is this Warranty and no other that shall apply to any claims of defects in the wafers, save for any mandatory product liability rules applicable in the jurisdiction of the Buyer.

6.   INDEMNITY

     Seller shall indemnify, defend, protect and hold harmless Buyer from any action, suit, complaint, allegation and controversy of whatever kind directed against Buyer which originates on a violation or infringement of any and all invention rights, patents, designs, copy-rights, trademarks, service marks, data basis, topographic rights, trade secrets, know how and other similar rights which may apply to the wafers supplied by Buyer, whether or not such rights have been registered.

     Buyer shall indemnify, defend, protect and hold harmless Seller from any action, suit, complaint, allegation and controversy of whatever kind which originates in Buyer's for the sale or use of any products that was manufactured using the wafers, provided that Buyer failed to follow the instructions for use provided by Seller in their entirety, and provided also that no portion of the cause has its origin in any act of gross negligence on the part of Seller.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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7.   CONFIDENTIALITY

     Certain matters regarding this relationship embodied by this Agreement may be considered confidential or sensitive to one or the other Party to this Agreement. The Parties agree that all such matters, once identified, will be treated in accordance with the Confidential Disclosure Agreement attached hereto as Attachment B. This Agreement does not confer any right of ownership to any technical data disclosed to Buyer for Process Technology development purposes, and Buyer shall not release any technical data to any third party without the written approval of Seller.

8.   GENERAL PROVISIONS

     a. No Waiver - Waiver of any provision of this Agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, or any waiver of the same provision in any other instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

     b. Notice - Any notice required or permitted under this Agreement shall be given in writing to the Parties at their respective addresses as specified above, or at such other address for a Party as that Party may specify by notice (i) by delivery in hand or, (ii) registered or certified mail, return receipt requested, or courier or some other form of expedited delivery service that provides for delivery to the sender of a signed receipt. Notice so sent shall be effective upon receipt unless otherwise specified herein or in the notice.

     c. Arbitration of Disputes - All disputes arising out of or in connection with this Agreement that cannot be readily or amicably solved by the Parties shall be finally settled pursuant to the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The place of arbitration shall be *** and the arbitration shall be conducted in the English language.

     d. Force Majeure - Neither Party to this Agreement shall be responsible to the other Party for delays or errors in its performance or other breach under this Agreement occurring solely by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, fire, labor disputes, flood or catastrophe, acts of God, insurrection, war, riots, severe weather, or failure of transportation, communication or power supply.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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     e. Miscellaneous - This Agreement: (i) may be executed in any number of counterparts, each of which, when executed by both Parties to this Agreement shall be deemed to be an original, and all of which counterparts together shall constitute one in the same instrument; (ii) shall be governed by and construed under the laws of the ***, without application to the principle of conflict of laws; (iii) except and to the extent expressly provided for in Article 11, this Agreement constitutes the entire agreement between the Parties with respect to its subject matter, superceding all prior oral and written (except as previously noted) written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the Parties in such respect; (iv) may be amended, modified, and any right under this Agreement may be waived in whole or in part, only by a writing signed by both Parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this Agreement; (vi) shall bind and inure to the benefit of the Parties and their respective legal representatives, successors and assigns, including, without limitation, to a Parties corporate parents or affiliates, provides that no Party may delegate any of its obligations under this Agreement or assign this Agreement except to a related entity or successor by sale or merger, without prior written consent of the other party. This Agreement is in the English language only which language shall be controlling in all aspects.

     f. In the event either Party is in default for hundred and twenty (120) days in any obligation hereunder, and the other Party has given written notice specifying the claimed particulars of such default, which shall continue for a period of thirty (30) days after the date of such notice, the party giving notice may thereupon terminate this Agreement forthwith by giving the other Party ten (10) days written notice of termination.

9.   UNITED STATES EXPORT REGULATIONS

     Seller is subject to the Export Regulations of the United States Department of Commerce and other regulatory agencies that regulate the export from the United States of certain technical data and information. Because of these regulations, the Parties to this Agreement recognize that Seller can furnish such technical data to Buyer only on the condition that Buyer not re-export the technical data and/or information to any country to which Seller may not, without a validated export license, export such data directly.

10.  COMPLIANCE WITH LAWS GENERALLY

     Both Parties agree that they will diligently comply with all relevant laws, statutes, orders and administrative regulations of all relevant jurisdictions, at all relevant times. Each Party additionally agrees to indemnify and hold the other Party harmless from any governmental action at law that results from the willful or negligent failure of the indemnifying Party to comply with any relevant law, statute, order or administrative regulation. The Parties hereby certify that they are, to the best of their knowledge, compliant with all such laws, statutes, orders, and administrative regulations.

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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11.  ASSIGNMENT

     This Agreement shall not be assignable by either Party hereto without the express prior written consent of the other Party, except that it may be assigned without such consent to the successors to and assigns of substantially the entire assets and business of such Party. No assignment hereof shall be valid without the assumption in writing by such successors or assigns of all obligations under this Agreement. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and inure to the benefit of the assignee.

IN WITNESS WHEREOF, the Parties hereto have set their respective hand and seals signifying their concurrence and endorsement with and of the foregoing, in a number of counterpart copies, each of which shall be deemed to be an original for all purposes and deemed effective and binding on the date at the head of this document.


***

/S/     ***
-------------------------------
By:     ***
Title:  ***
Place:  ***
Date:   March 16, 2006


Spire Corporation

/s/ Rodger W. LaFavre
-------------------------------
By:    Rodger W. LaFavre
Title: Chief Operating Officer, Spire Corporation
Place: Bedford, Massachusetts, U.S.A.
Date:  March 16, 2006

*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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                                  ATTACHMENT A

                 STANDARD WARRANTY FOR WAFERS SUPPLIED BY SPIRE


Seller's Warranty: Seller warrants the wafers against defects and workmanship and warrants that the wafers will meet the quality and technical specifications agreed by the Parties in this Wafers Supply Agreement. Seller's warranty is limited to the replacement of those wafers which do not meet said quality and technical criteria, including labor, for a period of one (1) year after the date of supply of the wafers to Buyer, or until such wafers are utilized by Buyer in the Manufacturing Line, whichever comes first. This warranty is void where it is determined that the wafers in question were subject to accident, negligence, misuse, using the Manufacturing Line for purposes other than what it was supplied for, or not maintaining the wafers in accordance with the specifications and instructions provided by Seller.





















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                                  ATTACHMENT B

                        CONFIDENTIAL DISCLOSURE AGREEMENT


AGREEMENT made this 18th day of January 2006 between SPIRE CORPORATION, One Patriots Park, Bedford, Massachusetts, 01730-2396 (hereinafter called "SPIRE"), and *** (hereinafter called "COMPANY").

WHEREAS, COMPANY and SPIRE have represented to each other that each owns, may own or is interested in receiving Proprietary Information (as defined below) pertaining to: The design, engineering, manufacture and marketing of wafers to be used by Buyer for the production of cell through the Photovoltaic Cell Manufacturing Line as further described in the Turn-Key Project Agreement executed today between the parties to which this Agreement is attached to.

WHEREAS, COMPANY and SPIRE intend to exchange Proprietary Information for the following purpose(s): Establishment, development and maintenance of a vendor-customer relationship.

NOW, THEREFORE, for the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.   DEFINITION

     For purposes of this Agreement, "Proprietary Information" means data, reports, specifications, designs, phototypes, test results, trade secrets, processes, patentable inventions, plans and other business, financial ort technical information in written, electronic magnetic or oral form (i) which is known only to the disclosing party, (or to others to whom the disclosing party has voluntarily disclosed it subject to restrictions similar to those set forth in this Agreement); (ii) as to which the disclosing party has taken reasonable precautions against disclosure; and
     (iii) which has been clearly labelled by the disclosing party as "confidential", "proprietary", "secret" or other term or similar import. Orally disclosed Proprietary Information shall retain its character as Proprietary Information so long as the proprietary, protected nature of the disclosed information is conveyed to the recipient: (a) orally at the same meeting or in the same conversation as the Proprietary Information is discussed and in writing within thirty (30) days of the original disclosure; or (b) in writing only, within ten (10) days of the original disclosure, in which case the recipient shall not be held liable for any disclosure of the Proprietary Information prior to it being so labelled.


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

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2.   Obligation to Protect Proprietary Information

     a. Each party agrees that if it is a recipient under this Agreement, it will not publish or otherwise disclose Proprietary Information received from the disclosing party to any third party or to any person employed by the recipient other than those who have a "need to know" in order to evaluate Proprietary Information and make the decisions contemplated by this Agreement. Any employee, consultant or other agent to whom a recipient party discloses Proprietary Information received for a disclosing party as provided in this Agreement, shall be subject to confidentiality obligations to such recipient party covering the Proprietary Information to at least the same extent as the recipient party is obligated by this Agreement. Each recipient party agrees to exercise reasonable care to protect the disclosing party's Proprietary Information and shall utilize the same procedures and systems to protect such Proprietary Information as it utilizes to protect its own Proprietary Information and other proprietary data.

     b. Each party agrees to use Proprietary Information received from the other party only for the purposes described in this Agreement.

     c. Immediately upon the request of the disclosing party, the recipient shall return to the disclosing party any of the disclosing party's Proprietary Information so requested without retaining any copies thereof. Upon termination of the relationship or discussions contemplated by this Agreement, all Proprietary Information shall be returned by the recipient to the disclosing party without retaining any copies thereof.

     d. Unless otherwise stated in writing signed by the parties, a recipient's obligation to protect Proprietary Information shall continue for five (5) years from disclosure.

     e. Company further agrees that it will at no time during the five (5) years from the date written above use its access to Spire employees as an opportunity to solicit their employment elsewhere on Company's or any other party's behalf and for any purpose.

3.   Limitations on the Parties' Obligations

     No obligation to protect Proprietary Information shall exist under this Agreement with respect to any information which: (a) at the time of disclosure is in the public domain, (b) enters the public domain through no act or failure to act by the recipient, (c) comes into the possession of the recipient from a third party without obligation on the recipient to maintain it in confidence, or (d) at the time of disclosure to the recipient was already known to the recipient as evidenced by appropriate documentation.

4.   Effect of Agreement

     All Proprietary Information remains the property of the disclosing party at all times. This Agreement does not constitute the promise or intention of either party to buy, or sell or market any products or services or to enter into any other type of arrangement or agreement. This Agreement does not constitute or imply the grant of any license or permission to use any intellectual property or Proprietary Information except to the limited extent and for the limited purposes set forth herein.

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5.   Miscellaneous

     Any failure by either party to enforce its rights under this Agreement in any one instance shall not constitute a waiver of those rights in any other instance. The Parties acknowledge that a breach of this Agreement by a recipient may result in irreparable harm to the disclosing party not easily measured in monetary damages alone. Therefore, in addition to all other remedies available at law, the parties consent to the imposition of equitable remedies including injunctive relief without the necessity of proof of actual damages. This agreement shall be governed and construed under the laws of the ***.

6.   Term

     The term of this agreement shall be three (3) year(s) from the date written above, except as to the obligations set forth in paragraph 2.


*** Represents text omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.

























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